EXHIBIT 99.1
AGREEMENT
     The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 5 to Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.
Dated: February 6, 2006

TRUSTEE OF THE TRUST UNDER PARAGRAPH VIII OF THE WILL OF FRANK R. SEAVER, DECEASED The Seaver Institute, as Trustee
By:	/s/ Victoria Seaver Dean
	Name:	Victoria Seaver Dean
	Title:	President

THE SEAVER INSTITUTE
By:	/s/ Victoria Seaver Dean
	Name:	Victoria Seaver Dean
	Title:	President